UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016

Cabot Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Seaport Lane, Suite 1300, Boston, MA 02210-2019

(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 345-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 15, 2016, Cabot Corporation (“Cabot”) completed the issuance and sale of $250 million aggregate principal amount of 3.400% senior notes due 2026 (the “Notes”).

The Notes were registered pursuant to an automatically effective shelf registration statement on Form S-3 under the Securities Act of 1933, as amended (Registration Statement No. 333-213088), that was filed with the Securities and Exchange Commission on August 11, 2016.

The Notes were issued pursuant to an indenture dated September 15, 2016 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated September 15, 2016 (the “First Supplemental Indenture”), by and between Cabot and U.S. Bank National Association, as trustee. Cabot is filing the executed Base Indenture and First Supplemental Indenture as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Cabot intends to use the net proceeds from the sale of the Notes, together with cash on hand, to redeem its $300 million aggregate principal amount of 5.00% senior notes due October 1, 2016.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 4.1	Indenture, dated September 15, 2016, between Cabot Corporation and U.S. Bank National Association.

Exhibit 4.2	First Supplemental Indenture, dated September 15, 2016, between Cabot Corporation and U.S. Bank National Association, including the form of Global Note attached as Annex A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

By:	/s/ Eduardo E. Cordeiro
Eduardo E. Cordeiro
Executive Vice President and Chief Financial Officer

Date: September 15, 2016

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Indenture, dated September 15, 2016, between Cabot Corporation and U.S. Bank National Association.

Exhibit 4.2	First Supplemental Indenture, dated September 15, 2016, between Cabot Corporation and U.S. Bank National Association, including the form of Global Note attached as Annex A thereto.